UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 30, 2007

ETOTALSOURCE, INC.
(Exact name of registrant as specified in charter)

Colorado	000-49797	84-1066959
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1510 Poole Boulevard, Yuba City, CA 95993
(Address of principal executive offices) (Zip Code)

N/A
(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountants

On November 30, 2007, Reeves, Evans, McBride & Zhang LLP (“REMZ”) resigned as independent registered public accounting firm of eTotalSource, Inc. (the “Company”).

REMZ’s report on the Company’s financial statements for the fiscal year ended December 31, 2006 contained an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern.  Other than such statement, no report of REMZ on the financial statements of the Company for the past fiscal year contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. REMZ did not issue a report on the Company’s financial statements for the fiscal year ended December 31, 2005.

In connection with the audits of the Company’s financial statements for the year ended December 31, 2006 and the subsequent interim period through the date of their resignation on November 30, 2007, there were no disagreements with REMZ on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of REMZ would have caused REMZ to make reference to the matter in their report.  During the most recent fiscal year and the subsequent interim period through November 30, 2007, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has furnished a copy of the above disclosures to REMZ and has requested that REMZ furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
16.1	Letter of REMZ LLP dated January 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETOTALSOURCE, INC.

Date: January 28, 2008	By:	/s/ FRANK J. ORLANDO
Name: Frank J. Orlando
Title: Chief Restructuring Officer